UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 19, 2011

Federal Home Loan Bank of Pittsburgh
__________________________________________
(Exact name of registrant as specified in its charter)

Federally Chartered Corporation	000-51395	25-6001324
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

601 Grant Street, Pittsburgh, Pennsylvania		15219
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	412-288-3400

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 19, 2011 the Board of Directors ("Board") of the Federal Home Loan Bank of Pittsburgh ("Bank") approved amendments to the Bank’s Executive Officer Amended and Restated Temporary Incentive Plan effective as of January 1, 2011 ("Plan"), which Plan includes its Named Executive Officers ("NEOs") as identified in its 2010 Annual Report on Form 10-K, filed on March 18, 2011 ("Form 10-K"). On September 27, 2011 the Federal Housing Finance Agency issued its non-objection to the amendments to the Plan. Descriptions of existing plans and Bank compensation practices in regard to the NEOs, prior to the latest action, can be found in "Item 11—Executive Compensation" of the Bank’s Form 10-K. The amendments include a substantial reduction in the award opportunities available to participants under the Plan and provide for the sunset of the Plan following December 31, 2011. Other key terms of the amendments include: 1) with respect to the opportunity levels for achievement of the additional incentive award goals by December 31, 2011 changing the opportunity level to 80% of base salary for the CEO and 54% of base salary for the other NEOs; 2) amending the measurement of the additional incentive award goals to provide that return to normal operations shall mean achievement of the four (4) goals during any one (1) quarter during the plan year; and 3) capping the amount of each individual participant’s base incentive award and additional incentive award under the Plan so that the aggregate of the base and additional awards shall not exceed 100% of the participant’s base salary.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Federal Home Loan Bank of Pittsburgh

October 3, 2011	By:	Dana A. Yealy

Name: Dana A. Yealy
Title: Managing Director, General Counsel and Corporate Secretary